                                                               Exhibit 99.(A)(3)

     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should seek financial advice from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of American Depositary Shares of Laboratorio Chile S.A., please forward this document and all accompanying documents to the stockbroker, bank or other agent through or to whom the sale or transfer was effected, for transmission to the purchaser or transferee.

                       ADS NOTICE OF GUARANTEED DELIVERY
                                 for Tender of
                      American Depositary Shares ("ADSs")
                  (Evidenced by American Depositary Receipts)
                                      of
                            LABORATORIO CHILE S.A.
                    Pursuant to the U.S. Offer to Purchase
                              dated May 31, 2001
                                      by
                              IVAX HOLDINGS C.I.
                           a wholly-owned subsidiary
                                      of
                               IVAX CORPORATION

     As set forth under "Section 4. Procedure for Accepting the U.S. Offer-- Holders of ADSs" in the U.S. Offer to Purchase dated May 31, 2001, this ADS Notice of Guaranteed Delivery or one substantially equivalent hereto (this "Form") must be used to tender ADSs pursuant to the U.S. Offer if the ADRs evidencing such ADSs are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Receiving Agent prior to the termination of the U.S. Offer. This Form, properly completed and duly executed (including the signature guarantee by an Eligible Institution in the form set forth hereinafter) may be delivered by hand or mail to the Receiving Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the U.S. Offer to Purchase.

                  The Receiving Agent for the U.S. Offer is:

                             THE BANK OF NEW YORK

                                                                  By Hand or Overnight
           By Mail:                Facsimile Transmission:              Courier:
                                 (For Eligible Institutions
     The Bank of New York                   Only)                 The Bank of New York
 Tender & Exchange Department          (212) 815-6213         Tender & Exchange Department
        P.O. Box 11248                                             101 Barclay Street
    Church Street Station                                      Receive and Deliver Window
                                    Fax Confirmation Only
   New York, NY 10286-1248               Telephone:                New York, NY 10286
                                       (212) 815-6156

     Delivery of this Form to an address other than as set forth above does not constitute a valid delivery.

     This Form is not to be used to guarantee signatures other than for the purposes described in this Form. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such ADS Letter of Transmittal.

     In the case of ADSs held through the Book-Entry Transfer Facility (as defined in Section 4 of the U.S. Offer to Purchase), the ADS Notice of Guaranteed Delivery may be delivered to the Receiving Agent by a participant in the Book-Entry Transfer Facility via the book-entry confirmation system.

     Shares of Laboratorio Chile S.A. may not be tendered by means of this Form.
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Ladies and Gentlemen:

      The undersigned hereby tenders to IVAX Holdings C.I. (the "Purchaser"), a wholly-owned subsidiary of IVAX Corporation, the ADSs indicated below upon the terms and subject to the conditions set forth below and pursuant to the Guaranteed Delivery Procedures described in the U.S. Offer to Purchase under "Section 4. Procedure for Accepting the U.S. Offer--Holders of ADSs."

      The undersigned understands that tendered ADSs will not be accepted by the Purchaser unless all of the conditions to the U.S. Offer are satisfied or, where permitted, waived including, but not limited to, the Bylaw Amendments Condition (as such term is defined in the U.S. Offer to Purchase).

Number of ADSs: _____________________
                                          Name(s) of Record Holder(s): ________
ADR No(s). (if available): __________     _____________________________________
                                          _____________________________________
_____________________________________
_____________________________________
                                          Address: ____________________________
If ADSs will be tendered by book-         _____________________________________
entry transfer:

                                          _____________________________________
Account Number: _____________________

Transaction Code Number: ____________     Area Code and Tel No.: ______________
                                          Signature(s): _______________________
                                          _____________________________________
                                          _____________________________________

                                          Dated: ______________________________

                            (please type or print)

                                   GUARANTEE

      The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees that the undersigned will deliver to the Receiving Agent the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the Receiving Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the U.S. Offer to Purchase), with any required signature guarantees and any other required documents, all within three NYSE trading days after the date hereof.

_____________________________________     _____________________________________
   (Name of Firm Agent or Trustee)
                                                 (Authorized Signature)

_____________________________________     Name: _______________________________
              (Address)
                                                 (Please Type or Print)

_____________________________________     Title: ______________________________

             (Zip Code)
                                          Dated: ______________________________
Area Code and Tel No.: ______________

NOTE: DO NOT SEND SECURITIES WITH THIS FORM; SECURITIES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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